Exhibit 10.1

SEVERANCE AGREEMENT AND GENERAL RELEASE

i2 Technologies, Inc., hereinafter (“Employer”) and Pallab Chatterjee, hereinafter (“Employee”), his/her heirs, executors, administrators, successors, and assigns, agree that:

1.	Resignation; Last Day of Employment: Employee hereby resigns his position as Chief Executive Officer of the Employer as of December 17, 2008. Employee further resigns from any director or officer positions of Employer and of Employer’s direct or indirect subsidiaries or divisions as of December 17, 2008. Employer accepts such resignations and Employer and Employee hereby agree that the Employee’s last day of employment with Employer will be December 31, 2008 (the “Termination Date”).

2.	Consideration: In consideration for signing this Severance Agreement and General Release (the “Agreement”) and compliance with the promises made herein, Employer agrees to pay the Employee the payments and benefits set forth on Exhibit A and Employer and Employee hereby modify the Amended and Restated Executive Retention Agreement entered into effective as of May 23, 2008 between the Employer and the Employee (the “Retention Agreement”) as set forth below. Except as set forth in this Agreement, Employee shall not be entitled to any payments or benefits under the Retention Agreement. If Employee has i2 medical or dental plan coverage on the day before the Termination Date, Employee will be offered an opportunity to continue such coverage through COBRA processed via Ceridian.

3.	Additional Consideration for Execution of this Agreement: Employee understands and agrees that he/she is receiving additional consideration from that provided in the Retention Agreement for his/her execution of this Agreement and the fulfillment of the promises contained herein.

4.

Revocation/Effective Date: Employee may revoke this Agreement for a period of seven (7) calendar days following the day he/she executes this Agreement and General Release. Any revocation within this period must be submitted, in writing, to Elizabeth Quaye, One i2 Place, 11701 Luna Road, Dallas, TX 75234 and state, “I hereby revoke my acceptance of our Agreement and General Release.” The revocation must be personally delivered to Elizabeth Quaye or her designee, or sent via facsimile number 469-357-7132 to Elizabeth Quaye within seven (7) calendar days of execution of this Agreement. This Agreement shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in the state in which Employee was employed at the time of his/her last day of employment, then the

CORPORATE HEADQUARTERS        11701 Luna Road, Dallas, TX 75234        469-357-1000 tel        469-357-1798 fax        www.i2.com

Pallab Chatterjee	Initial

revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday. This Agreement shall become effective when Employee has not exercised his/her right to revoke and upon the expiration of the seven (7) day period (the “Effective Date”).

5.	General Release of Claims: This Section 5 shall supersede and replace Section 8 of the Retention Agreement. Employee knowingly and voluntarily releases and forever discharges Employer, its parent corporation, affiliates, subsidiaries, divisions, successors and assigns and the current and former employees, attorneys, officers, directors and agents thereof (collectively referred to throughout this Agreement as “Employer”), of and from any and all claims, arising from any act, omission or event that occurred on or before the Effective Date, known and unknown, which the Employee has or may have against Employer as of the Effective Date of this Agreement, including, but not limited to, any alleged violation of:

•	Title VII of the Civil Rights Act of 1964, as amended;

•	The Civil Rights Act of 1991;

•	Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

•	The Employee Retirement Income Security Act of 1974, as amended;

•	The Immigration Reform and Control Act, as amended;

•	The Americans with Disabilities Act of 1990, as amended;

•	The Age Discrimination in Employment Act of 1967, as amended;

•	The Family and Medical Leave Act;

•	The Workers Adjustment and Retraining Notification Act, as amended;

•	The Occupational Safety and Health Act, as amended;

•	Any State or Local Civil Rights laws;

•	Any State or Local wage law;

•	Any other federal, state or local law, statute, regulation or ordinance of any kind whatsoever;

•	Any public policy, contract, tort, or common law claim; and

•	Any claim for costs, fees, or other expenses including attorneys’ fees incurred in these matters.

Notwithstanding anything to the contrary, this Release shall not release any rights to indemnification which the Employee has in his Indemnification Agreement dated June 30, 2008 (“Indemnification Agreement”).

6.	Affirmations: Employee affirms that he/she has not filed, caused to be filed, and is not presently a party to any claim, complaint, or action against Employer in any forum or form. Employee further affirms that he/she has been paid and has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which he/she may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to him, except as provided in this Agreement. Employee further affirms that he/she has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act. Employee further affirms that he/she has filed all reports of ownership and changes of ownership in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended.

CORPORATE HEADQUARTERS        11701 Luna Road, Dallas, TX 75234        469-357-1000 tel        469-357-1798 fax        www.i2.com

Pallab Chatterjee	Initial

7.	Confidentiality: Employee agrees not to disclose any information regarding the existence or substance of this Agreement, except to his/her spouse, tax advisor, and an attorney with whom Employee chooses to consult regarding this Agreement. Nothing herein is intended to or shall preclude Employee from filing a complaint and/or charge with any appropriate federal, state, or local government agency and/or cooperating with said agency in its investigation. Employee, however, shall not be entitled to receive and hereby waives any relief, recovery, or monies in connection with any complaint or charge brought against Employer, without regard as to who brought any said complaint or charge.

8.	Non-Solicitation of Employees: Employee agrees that for a period of twelve (12) months after signing this agreement, he/she will not directly or indirectly, whether on behalf of him/herself or any other entity, solicit, recruit or employ any of Employer’s employees, or cause any such employees to leave the employment of Employer. Release from this restriction may only be obtained by written waiver from an Executive Officer of Employer. In the event that any of the provisions of this section 8 should ever be judicially determined to exceed the limitations permitted by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted by law and/or severed from this Agreement such that the remainder of the Agreement shall remain valid and enforceable.

9.	Expense reimbursement: All expenses incurred on behalf of Employer must be submitted within 30 days of the Employee’s Termination Date for reimbursement. If such expenses are not submitted within that 30 day time frame, Employer will not be responsible for reimbursing the Employee.

10.	Payroll Deduction Authorization: Employee agrees to sign and return the attached Payroll Deduction Authorization Form as an eligibility requirement for receiving Severance benefits.

11.	Equipment Return: As a condition to receiving the consideration set forth in this Agreement, Employee must have returned all i2 property and equipment in a reasonable condition as of the Effective Date.

12.	Governing Law and Interpretation: This Agreement and General Release shall be governed and conformed in accordance with the laws of the state of Texas without regard to its conflict of laws provisions. In the event the Employee breaches any provision of this Agreement and General Release, Employee and Employer affirm that either may institute an action to specifically enforce any term or terms of this Agreement and General Release, and if such an action is commenced, the governing venue for such action shall be in Dallas County, Texas. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect.

CORPORATE HEADQUARTERS        11701 Luna Road, Dallas, TX 75234        469-357-1000 tel        469-357-1798 fax        www.i2.com

Pallab Chatterjee	Initial

13.	Severability: Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect.

14.	Non-admission of Wrongdoing: Employer and Employee agree that neither this Agreement nor the furnishing of the consideration for this Release shall be deemed or construed at anytime for any purpose as an admission by either, or evidence of any liability or unlawful conduct of any kind.

15.	Amendment: This Agreement may not be modified, altered or changed except in writing and signed by Employee and an Executive Officer of Employer, wherein specific reference is made to this Agreement.

16.	Violation of Agreement: If Employee violates any of the terms of this Agreement, Employer’s obligation to make payments or provide other benefits under this Agreement will stop immediately, and Employee will be required to return all payments already received. In such an event, Employee’s release of claims against Employer will continue to apply and Employee will be liable for any attorney’s fees or other costs as a result of Employee’s violation of this Agreement.

17.	Understanding of Terms: Employee acknowledges that he/she has read this Agreement completely, has had the opportunity to seek legal counsel, and fully understands the terms, nature and effect of this Agreement, which he/she voluntarily executes in good faith. Employee acknowledges that he/she has not relied on any representations, promises, or agreements of any kind made to him/her in connection with his/her decision to accept this Agreement and General Release, except for those set forth in this Agreement and General Release.

18.	Review by an Attorney: You are advised to have this Agreement reviewed by an attorney of your choice. By signing this Agreement, you acknowledge that you have had enough time to have an attorney review this Agreement, and that you have either done so or you have decided not to have an attorney review this Agreement.

19.	Counterparts: Duplicate copies of this Agreement may be signed, and each copy will be considered an original document, but when taken together, all copies will constitute one Agreement.

20.	Entire Agreement: This Agreement sets forth the entire agreement between the Employee and Employer, and fully supersedes the Resignation Letter dated December 18, 2008, to be effective December 17, 2008, and any prior agreements or understandings between the Employee and the Employer, except for the Indemnification Agreement, Employee Proprietary Information Agreement as well as the invention and non-disclosure agreements contained therein, i2 Technologies 1995 Stock Option/Stock Issuance Plan, and any applicable arbitration agreement previously executed by Employee. These enumerated documents or agreements will remain effective, notwithstanding the execution of this Agreement.

CORPORATE HEADQUARTERS        11701 Luna Road, Dallas, TX 75234        469-357-1000 tel        469-357-1798 fax        www.i2.com

Pallab Chatterjee	Initial

EMPLOYEE HAS BEEN ADVISED THAT HE/SHE HAS AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE AND IS ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE.

EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH HEREIN, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE/SHE HAS OR MIGHT HAVE AGAINST EMPLOYER.

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below:

i2 Technologies US, Inc.

By:	/s/ John Harvey	Date:	December 19, 2008
John Harvey
Senior Vice President, Secretary and General Counsel

/s/ Pallab Chatterjee		Date:	December 19, 2008
Pallab Chatterjee

Exhibit A

Pallab Chatterjee Severance

Effective Date: December 31, 2008

Two Part Payment:

For 2008:

Annual Base Salary:	Regular pay through 12/31/08, to the extent not already paid

Annual bonus:	$450,000*124% = $558,000
THIS PAYMENT WILL BE HELD FOR 6 MONTHS DUE TO 409A REGULATIONS APPLICABLE TO “SPECIFIED EMPLOYEES”

Remaining vacation:	Remaining hours payable on last check

Severance:

Annual Base Salary	$450,000
Annual Bonus at target	$450,000
12 months COBRA	$ 14,371
TOTAL SEVERANCE	$914,371

ALL SEVERANCE PAYMENTS WILL BE HELD FOR 6 months due to 409A regulations applicable to “specified employees”

CORPORATE HEADQUARTERS        11701 Luna Road, Dallas, TX 75234        469-357-1000 tel        469-357-1798 fax        www.i2.com

Pallab Chatterjee	Initial

Options:

Fully vest on date of termination – All underwater

One year to exercise (or expiration, if earlier)

Option Price	Options Outstanding	Options Vested	Options Unvested
$22.50	2,917	2,917	0
$22.50	17,083	17,083	0
$16.25	1,166	1,166	0
$16.25	6,833	6,833	0
$7.54	15,958	10,749	5,209
$7.54	34,042	34,042	0
$13.82	4,393	0	4,393
$13.82	20,607	19,270	1,337
$15.87	7,852	6,601	1,251
$15.87	22,148	14,023	8,125
$25.70	3,744	0	3,744
$25.70	11,256	6,562	4,694
$12.33	9,012	0	9,012
$12.33	43,898	529	43,369
$11.00	6,619	0	6,619
$11.00	193,381	2,000	191,381
	400,909	121,775	279,134

RSUs:

Accelerate on date of termination

Based on ITWO price of $6.14

50,000	$307,000
30,000	$184,200

$491,200

STOCK WILL BE HELD FOR 6 months due to 409A regulations applicable to “specified employees”

•	FICA and Medicare taxes are due immediately on accelerated RSUs and will be withheld from final pay.
•	Federal income tax withholding is not due until the RSUs are issued to Pallab in 6 months based on their value on the date issued, not date of termination.
•	If there is a CIC during the 6 month waiting period:
o	If shares are replaced with cash, he will pay taxes on the cash

CORPORATE HEADQUARTERS        11701 Luna Road, Dallas, TX 75234        469-357-1000 tel        469-357-1798 fax        www.i2.com

Pallab Chatterjee	Initial

o	If i2 shares are replaced by another company stock shares, he will be taxed at the value of those shares on the date of issue.

Total Value Today (including amounts held for six months due to 409A regulations): $1,963,571

CORPORATE HEADQUARTERS        11701 Luna Road, Dallas, TX 75234        469-357-1000 tel        469-357-1798 fax        www.i2.com

Pallab Chatterjee	Initial